Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com
WEBSTER REPORTS
THIRD QUARTER 2019 EARNINGS OF $1.00 PER DILUTED SHARE
WATERBURY, Conn., October 22, 2019 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $91.4 million, or $1.00 per diluted share, for the quarter ended September 30, 2019, compared to $97.5 million, or $1.06 per diluted share, for the quarter ended September 30, 2018. Earnings per diluted share would have been $1.01 for the quarter ended September 30, 2019, adjusting for $1.7 million of one-time business optimization costs, compared to $0.98 for the quarter ended September 30, 2018, adjusting for a one-time net benefit of $5.6 million.
“The third quarter continues to demonstrate the power of our banking franchise as evidenced by strong year-over-year loan and deposit growth,” said John R. Ciulla, president and chief executive officer. “We have now posted 40 consecutive quarters of year-over-year revenue growth and seven quarters of return on average tangible common equity above 15 percent.”
Highlights for the third quarter of 2019 compared to prior year:

•	Revenue of $310.5 million, an increase of 2.6 percent.

•	Loan growth of $1.2 billion, or 6.7 percent, led by commercial real estate and residential mortgage loans, which increased 11.8 percent.

•	Deposit growth of $1.3 billion, or 5.8 percent, with growth of $689 million, or 12.3 percent, in HSA deposits.

•	Net interest margin of 3.49 percent, down 12 basis points, with 5 basis points of the reduction due to balance sheet repositioning.

•	Pre-tax, pre-provision net revenue growth of $6.7 million, or 5.4 percent, led by HSA Bank’s growth of 16.6 percent.

•	Efficiency ratio (non-GAAP) of 56.6 percent compared to 57.4 percent.

•
Annualized return on average common shareholders’ equity of 12.36 percent compared to 14.74 percent; annualized return on average tangible common shareholders’ equity (non-GAAP) of 15.37 percent compared to 18.88 percent.

“We’ve achieved our tenth consecutive quarter of positive operating leverage and our efficiency ratio has been below 57 percent over the past year,” said Glenn MacInnes, executive vice president and chief financial officer. “We’re diligently controlling expenses while investing confidently in our future.”

Line of Business performance compared to the third quarter of 2018
Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of September 30, 2019, Commercial Banking had $11.1 billion in loans and leases and $4.5 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$96,817	$91,243	6.1%
Non-interest income	13,987	18,305	(23.6)
Operating revenue	110,804	109,548	1.1
Non-interest expense	45,261	44,506	(1.7)
Pre-tax, pre-provision net revenue	$65,543	$65,042	0.8

			Percent
	At September 30,		Increase/
(In millions)	2019	2018	(Decrease)
Loans and leases	$11,121	$10,289	8.1%
Deposits	4,528	4,251	6.5
Pre-tax, pre-provision net revenue increased $0.5 million to $65.5 million in the quarter as compared to prior year. Net interest income increased $5.6 million to $96.8 million, primarily due to loan growth. Non-interest income decreased $4.3 million to $14.0 million, primarily due to lower syndication fees in the quarter. Non-interest expense increased $0.8 million to $45.3 million, primarily due to strategic hires and investments in product enhancements and infrastructure.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of September 30, 2019, HSA Bank had $8.2 billion in total footings comprising $6.3 billion in deposit balances and $1.9 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$42,206	$36,731	14.9%
Non-interest income	23,526	22,159	6.2
Operating revenue	65,732	58,890	11.6
Non-interest expense	32,918	30,753	(7.0)
Pre-tax, net revenue	$32,814	$28,137	16.6

			Percent
	At September 30,		Increase/
(Dollars in millions)	2019	2018	(Decrease)
Number of accounts (thousands)	2,992	2,702	10.7%

Deposits	$6,288	$5,600	12.3
Linked investment accounts *	1,875	1,599	17.3
Total footings	$8,163	$7,199	13.4
* Linked investment accounts are held off balance sheet
Pre-tax net revenue increased $4.7 million to $32.8 million in the quarter as compared to prior year. Net interest income increased $5.5 million to $42.2 million, due to 12 percent growth in deposits and improvement in deposit spreads. Non-interest income increased $1.4 million to $23.5 million, primarily due to 11 percent growth in accounts over the past year. Non-interest expense increased $2.2 million to $32.9 million, primarily due to account growth and expanded distribution.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 157 banking centers and 309 ATMs, a customer care center, and a full range of web and mobile-based banking services. As of September 30, 2019, Community Banking had $8.4 billion in loans and $12.5 billion in deposit balances.
Community Banking Operating Results:

			Percent
	Three months ended September 30,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$99,459	$101,952	(2.4)%
Non-interest income	28,115	26,848	4.7
Operating revenue	127,574	128,800	(1.0)
Non-interest expense *	99,835	95,769	(4.2)
Pre-tax, pre-provision net revenue	$27,739	$33,031	(16.0)

			Percent
	At September 30,		Increase/
(In millions)	2019	2018	(Decrease)
Loans	$8,430	$8,032	5.0%
Deposits	12,462	11,798	5.6
* Non-interest expense for the three months ended September 30, 2019 includes $1.7 million in business optimization costs.
Pre-tax, pre-provision net revenue decreased $5.3 million to $27.7 million in the quarter as compared to prior year. Net interest income decreased $2.5 million to $99.5 million, due to declining interest rates on loans coupled with an increase in deposit costs; which was partially offset by balance growth in the loan and deposit portfolios. Non-interest income increased $1.3 million due to increased income from mortgage banking activities, as well as increases in both deposit and loan related fee income. Non-interest expense increased $4.1 million to $99.8 million driven by increased employee related expenses and continued investments in technology.

Consolidated financial performance:
Quarterly net interest income compared to the third quarter of 2018:

•	Net interest income was $240.5 million compared to $230.4 million.

•
Net interest margin was 3.49 percent compared to 3.61 percent. The yield on interest-earning assets increased by 5 basis points, and the cost of interest-bearing liabilities increased by 18 basis points.

•	Average interest-earning assets totaled $27.6 billion and grew by $2.2 billion, or 8.7 percent.

•	Average loans totaled $19.5 billion and grew by $1.4 billion, or 7.8 percent.

•	Average deposits totaled $23.2 billion and grew by $1.2 billion, or 5.7 percent.
Quarterly provision for loan losses:

•	The provision for loan losses was $11.3 million, compared to $11.9 million in the prior quarter and $10.5 million a year ago.

•
Net charge-offs were $13.8 million, compared to $11.6 million in the prior quarter and $6.0 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.28 percent, compared to 0.24 percent in the prior quarter and 0.13 percent a year ago.

•
The allowance for loan losses represented 1.07 percent of total loans at September 30, 2019, compared to 1.10 percent at June 30, 2019 and 1.16 percent at September 30, 2018. The allowance for loan losses represented 129 percent of nonperforming loans at September 30, 2019 compared to 143 percent at June 30, 2019 and 139 percent at September 30, 2018.

Quarterly non-interest income compared to the third quarter of 2018:

•
Total non-interest income was $69.9 million, compared to $72.3 million, a decrease of $2.4 million. This reflects a decrease of $2.5 million in loan related fees primarily related to syndication fees, and $1.9 million in other income primarily related to client hedging income, offset by a $1.4 million increase in HSA fee income driven by account fees and interchange revenue due to account growth.

Quarterly non-interest expense compared to the third quarter of 2018:

•
Total non-interest expense was $179.9 million, compared to $178.8 million, an increase of $1.1 million. The increase reflects increases of $2.0 million in compensation and benefits due to annual merit increases and other benefits, $1.6 million in technology/equipment, and $2.1 million in other expenses primarily due to optimization costs related to technology. Offsetting these increases were decreases of $5.3 million in deposit insurance which reflects prior period one-time charges of $2.9 million and the benefit of a fully funded deposit insurance fund, and $0.8 million in pension costs.

Quarterly income taxes compared to the third quarter of 2018:

•	Income tax expense was $25.4 million compared to $13.7 million and the effective tax rate was 21.3 percent compared to 12.1 percent.

•
The year-ago period included $8.5 million of discrete tax benefits attributable to tax planning and a higher level of other discrete tax benefits, primarily excess tax benefits from stock-based compensation.

Investment securities:

•
Total investment securities were $8.2 billion, compared to $7.6 billion at June 30, 2019 and $7.2 billion at September 30, 2018. The carrying value of the available-for-sale portfolio included $20.9 million of net unrealized gains, compared to $12.0 million at June 30, 2019 and $105.1 million of net unrealized losses at September 30, 2018. The carrying value of the held-to-maturity portfolio does not reflect $92.2 million of net unrealized gains, compared to $37.8 million at June 30, 2019 and $168.1 million of net unrealized losses at September 30, 2018.

Loans:

•
Total loans were $19.6 billion, compared to $19.3 billion at June 30, 2019 and $18.3 billion at September 30, 2018. Compared to June 30, 2019, commercial real estate loans increased by $173.7 million and residential mortgages increased by $155.0 million while consumer loans decreased by $31.3 million and commercial loans decreased by $15.6 million.

•
Compared to a year ago, commercial real estate loans increased by $626.8 million, residential mortgages increased by $458.7 million, and commercial loans increased by $316.4 million, while consumer loans decreased by $171.2 million.

•
Loan originations for portfolio were $1.610 billion, compared to $1.382 billion in the prior quarter and $1.375 billion a year ago. In addition, $73 million of residential loans were originated for sale in the quarter, compared to $41 million in the prior quarter and $55 million a year ago.

Asset quality:

•
Total nonperforming loans were $162.7 million, or 0.83 percent of total loans, compared to $148.1 million, or 0.77 percent, at June 30, 2019 and $152.7 million, or 0.83 percent, at September 30, 2018. Total paying nonperforming loans were $71.9 million, compared to $52.9 million at June 30, 2019 and $28.9 million at September 30, 2018.

•	Past due loans were $35.6 million, compared to $32.3 million at June 30, 2019 and $39.2 million at September 30, 2018.

Deposits and borrowings:

•
Total deposits were $23.3 billion, compared to $22.6 billion at June 30, 2019 and $22.0 billion at September 30, 2018. Core deposits to total deposits were 86.0 percent, compared to 85.3 percent at June 30, 2019 and 85.9 percent at September 30, 2018. The loan to deposit ratio was 84.0 percent, compared to 85.3 percent at June 30, 2019 and 83.3 percent at September 30, 2018.

•	Total borrowings were $3.2 billion, compared to $2.9 billion at June 30, 2019 and $2.2 billion at September 30, 2018.
Capital:

•
The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 12.36 percent and 15.37 percent, respectively, compared to 14.74 percent and 18.88 percent, respectively, in the third quarter of 2018.

•
The tangible equity and tangible common equity ratios were 8.83 percent and 8.34 percent, respectively, compared to 8.41 percent and 7.86 percent, respectively, at September 30, 2018. The common equity tier 1 risk-based capital ratio was 11.61 percent, compared to 11.23 percent at September 30, 2018.

•	Book value and tangible book value per common share were $32.68 and $26.58, respectively, compared to $28.96 and $22.83, respectively, at September 30, 2018.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $29.9 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 157 banking centers and 309 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s 2019 third quarter earnings announcement will be held today, Tuesday, October 22, 2019 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes and cyber-security matters; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including the impact of recent changes with respect to the recognition of credit losses; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018

Income and performance ratios:
Net income	$93,865	$98,649	$99,736	$98,838	$99,673
Earnings applicable to common shareholders	91,442	96,193	97,549	96,666	97,460
Earnings per diluted common share	1.00	1.05	1.06	1.05	1.06
Return on average assets	1.27%	1.38%	1.44%	1.44%	1.47%
Return on average tangible common shareholders' equity (non-GAAP)	15.37	16.88	17.70	18.22	18.88
Return on average common shareholders’ equity	12.36	13.47	14.01	14.31	14.74
Non-interest income as a percentage of total revenue	22.52	23.88	22.12	23.58	23.88

Asset quality:
Allowance for loan and lease losses	$209,152	$211,671	$211,389	$212,353	$211,832
Nonperforming assets	166,716	153,247	164,431	161,617	157,967
Allowance for loan and lease losses / total loans and leases	1.07%	1.10%	1.12%	1.15%	1.16%
Net charge-offs / average loans and leases (annualized)	0.28	0.24	0.21	0.21	0.13
Nonperforming loans and leases / total loans and leases	0.83	0.77	0.84	0.84	0.83
Nonperforming assets / total loans and leases plus OREO	0.85	0.80	0.87	0.87	0.86
Allowance for loan and lease losses / nonperforming loans and leases	128.55	142.97	133.01	137.22	138.76

Other ratios:
Tangible equity (non-GAAP)	8.83%	8.82%	8.68%	8.59%	8.41%
Tangible common equity (non-GAAP)	8.34	8.31	8.16	8.05	7.86
Tier 1 risk-based capital (a)	12.29	12.09	12.17	12.16	11.96
Total risk-based capital (a)	13.65	13.48	13.60	13.63	13.44
Common equity tier 1 risk-based capital (a)	11.61	11.41	11.46	11.44	11.23
Shareholders’ equity / total assets	10.54	10.59	10.50	10.45	10.30
Net interest margin	3.49	3.63	3.74	3.66	3.61
Efficiency ratio (non-GAAP)	56.60	56.09	55.93	56.19	57.41

Equity and share related:
Common equity	$3,007,357	$2,920,180	$2,821,218	$2,741,478	$2,671,161
Book value per common share	32.68	31.74	30.62	29.72	28.96
Tangible book value per common share (non-GAAP)	26.58	25.63	24.51	23.60	22.83
Common stock closing price	46.87	47.77	50.67	49.29	58.96
Dividends declared per common share	0.40	0.40	0.33	0.33	0.33
Common shares issued and outstanding	92,034	92,007	92,125	92,247	92,230
Weighted-average common shares outstanding - Basic	91,559	91,534	91,962	91,971	91,959
Weighted-average common shares outstanding - Diluted	91,874	91,855	92,225	92,202	92,208

(a) Presented as projected for September 30, 2019 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	September 30, 2019	June 30, 2019	September 30, 2018
Assets:
Cash and due from banks	$227,966	$190,828	$222,234
Interest-bearing deposits	74,865	26,652	99,746
Securities:
Available for sale	2,960,103	2,978,657	2,823,953
Held to maturity	5,193,521	4,636,707	4,332,458
Total securities	8,153,624	7,615,364	7,156,411
Loans held for sale	27,061	19,249	17,137
Loans and Leases:
Commercial	7,009,884	7,025,506	6,693,450
Commercial real estate	5,398,084	5,224,382	4,771,325
Residential mortgages	4,873,726	4,718,704	4,415,063
Consumer	2,269,952	2,301,291	2,441,181
Total loans and leases	19,551,646	19,269,883	18,321,019
Allowance for loan and lease losses	(209,152)	(211,671)	(211,832)
Loans and leases, net	19,342,494	19,058,212	18,109,187
Federal Home Loan Bank and Federal Reserve Bank stock	116,984	118,371	133,740
Premises and equipment, net	278,642	278,227	128,507
Goodwill and other intangible assets, net	561,252	562,214	565,099
Cash surrender value of life insurance policies	549,335	546,963	539,923
Deferred tax asset, net	59,956	73,462	92,910
Accrued interest receivable and other assets	502,921	452,501	281,423
Total Assets	$29,895,100	$28,942,043	$27,346,317

Liabilities and Shareholders' Equity:
Deposits:
Demand	$4,291,659	$4,174,806	$4,231,505
Health savings accounts	6,288,218	6,212,372	5,599,596
Interest-bearing checking	2,619,452	2,636,109	2,587,679
Money market	2,560,918	2,073,006	2,376,649
Savings	4,264,853	4,169,492	4,106,942
Certificates of deposit	3,249,860	3,291,617	2,746,884
Brokered certificates of deposit	5,705	41,376	348,368
Total deposits	23,280,665	22,598,778	21,997,623
Securities sold under agreements to repurchase and other borrowings	1,210,692	956,920	564,488
Federal Home Loan Bank advances	1,392,849	1,426,656	1,441,884
Long-term debt	549,158	538,379	225,957
Accrued expenses and other liabilities	309,342	356,093	300,167
Total liabilities	26,742,706	25,876,826	24,530,119
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	3,007,357	2,920,180	2,671,161
Total shareholders’ equity	3,152,394	3,065,217	2,816,198
Total Liabilities and Shareholders' Equity	$29,895,100	$28,942,043	$27,346,317

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share data)	2019	2018	2019	2018
Interest income:
Interest and fees on loans and leases	$236,453	$215,448	$701,166	$616,488
Interest and dividends on securities	57,517	52,707	170,958	157,789
Loans held for sale	166	208	459	498
Total interest income	294,136	268,363	872,583	774,775
Interest expense:
Deposits	34,214	24,397	97,991	62,778
Borrowings	19,383	13,594	50,715	42,447
Total interest expense	53,597	37,991	148,706	105,225
Net interest income	240,539	230,372	723,877	669,550
Provision for loan and lease losses	11,300	10,500	31,800	32,000
Net interest income after provision for loan and lease losses	229,239	219,872	692,077	637,550
Non-interest income:
Deposit service fees	41,410	40,601	127,552	121,911
Loan and lease related fees	8,246	10,782	22,623	24,111
Wealth and investment services	8,496	8,412	24,456	24,738
Mortgage banking activities	2,133	1,305	3,829	3,684
Increase in cash surrender value of life insurance policies	3,708	3,706	10,942	10,921
Other income	5,938	7,478	24,994	24,040
Total non-interest income	69,931	72,284	214,396	209,405
Non-interest expense:
Compensation and benefits	98,623	96,640	294,935	284,457
Occupancy	14,087	14,502	42,802	45,489
Technology and equipment	26,180	24,553	77,644	73,019
Marketing	4,758	4,052	12,329	12,493
Professional and outside services	5,024	4,930	16,706	14,099
Intangible assets amortization	961	961	2,885	2,885
Loan workout expenses	986	681	2,478	2,101
Deposit insurance	4,409	9,694	13,292	30,098
Other expenses	24,866	22,770	73,149	66,216
Total non-interest expense	179,894	178,783	536,220	530,857
Income before income taxes	119,276	113,373	370,253	316,098
Income tax expense	25,411	13,700	78,003	54,518
Net income	93,865	99,673	292,250	261,580
Preferred stock dividends and other	(2,423)	(2,213)	(7,331)	(6,540)
Earnings applicable to common shareholders	$91,442	$97,460	$284,919	$255,040

Weighted-average common shares outstanding - Diluted	91,874	92,208	91,883	92,221

Earnings per common share:
Basic	$1.00	$1.06	$3.11	$2.77
Diluted	1.00	1.06	3.10	2.77

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Interest income:
Interest and fees on loans and leases	$236,453	$235,949	$228,764	$225,961	$215,448
Interest and dividends on securities	57,517	56,163	57,278	54,301	52,707
Loans held for sale	166	145	148	130	208
Total interest income	294,136	292,257	286,190	280,392	268,363
Interest expense:
Deposits	34,214	32,757	31,020	27,629	24,397
Borrowings	19,383	17,713	13,619	15,632	13,594
Total interest expense	53,597	50,470	44,639	43,261	37,991
Net interest income	240,539	241,787	241,551	237,131	230,372
Provision for loan and lease losses	11,300	11,900	8,600	10,000	10,500
Net interest income after provision for loan and lease losses	229,239	229,887	232,951	227,131	219,872
Non-interest income:
Deposit service fees	41,410	43,118	43,024	40,272	40,601
Loan and lease related fees	8,246	6,558	7,819	7,914	10,782
Wealth and investment services	8,496	8,309	7,651	8,105	8,412
Mortgage banking activities	2,133	932	764	740	1,305
Increase in cash surrender value of life insurance policies	3,708	3,650	3,584	3,693	3,706
Other income	5,938	13,286	5,770	12,439	7,478
Total non-interest income	69,931	75,853	68,612	73,163	72,284
Non-interest expense:
Compensation and benefits	98,623	98,527	97,785	97,039	96,640
Occupancy	14,087	14,019	14,696	13,974	14,502
Technology and equipment	26,180	25,767	25,697	24,858	24,553
Marketing	4,758	4,243	3,328	4,345	4,052
Professional and outside services	5,024	5,634	6,048	6,201	4,930
Intangible assets amortization	961	962	962	962	961
Loan workout expenses	986	832	660	1,150	681
Deposit insurance	4,409	4,453	4,430	4,651	9,694
Other expenses	24,866	26,203	22,080	21,579	22,770
Total non-interest expense	179,894	180,640	175,686	174,759	178,783
Income before income taxes	119,276	125,100	125,877	125,535	113,373
Income tax expense	25,411	26,451	26,141	26,697	13,700
Net income	93,865	98,649	99,736	98,838	99,673
Preferred stock dividends and other	(2,423)	(2,456)	(2,187)	(2,172)	(2,213)
Earnings applicable to common shareholders	$91,442	$96,193	$97,549	$96,666	$97,460

Weighted-average common shares outstanding - Diluted	91,874	91,855	92,225	92,202	92,208

Earnings per common share:
Basic	$1.00	$1.05	$1.06	$1.05	$1.06
Diluted	1.00	1.05	1.06	1.05	1.06

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended September 30,
		2019			2018
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$19,473,293	$237,131	4.80%	$18,060,842	$216,065	4.71%
Investment securities (a)	7,929,568	57,810	2.93	7,104,625	52,342	2.91
Federal Home Loan and Federal Reserve Bank stock	104,975	1,120	4.23	126,558	1,586	4.97
Interest-bearing deposits	63,751	345	2.12	72,157	334	1.81
Loans held for sale	20,301	166	3.29	20,291	208	4.10
Total interest-earning assets	27,591,888	$296,572	4.25%	25,384,473	$270,535	4.20%
Non-interest-earning assets	1,965,521			1,663,012
Total Assets	$29,557,409			$27,047,485

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,322,932	$—	—%	$4,257,448	$—	—%
Health savings accounts	6,274,341	3,135	0.20	5,576,417	2,793	0.20
Interest-bearing checking, money market and savings	9,256,189	14,697	0.63	9,135,736	9,827	0.43
Certificates of deposit	3,301,588	16,382	1.97	2,935,663	11,777	1.59
Total deposits	23,155,050	34,214	0.59	21,905,264	24,397	0.44

Securities sold under agreements to repurchase and other borrowings	1,362,877	6,571	1.89	729,154	3,084	1.66
Federal Home Loan Bank advances	1,017,787	6,910	2.66	1,155,768	7,685	2.60
Long-term debt (a)	543,869	5,902	4.52	225,926	2,825	5.00
Total borrowings	2,924,533	19,383	2.63	2,110,848	13,594	2.53
Total interest-bearing liabilities	26,079,583	$53,597	0.81%	24,016,112	$37,991	0.63%
Non-interest-bearing liabilities	359,135			234,564
Total liabilities	26,438,718			24,250,676

Preferred stock	145,037			145,037
Common shareholders' equity	2,973,654			2,651,772
Total shareholders' equity	3,118,691			2,796,809
Total Liabilities and Shareholders' Equity	$29,557,409			$27,047,485
Tax-equivalent net interest income		242,975			232,544
Less: tax-equivalent adjustments		(2,436)			(2,172)
Net interest income		$240,539			$230,372
Net interest margin			3.49%			3.61%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Nine Months Ended September 30,
		2019			2018
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$19,007,780	$703,136	4.90%	$17,901,888	$618,419	4.58%
Investment securities (a)	7,572,687	171,265	3.01	7,135,037	157,108	2.91
Federal Home Loan and Federal Reserve Bank stock	108,716	3,949	4.86	130,947	4,587	4.68
Interest-bearing deposits	56,449	983	2.30	63,807	782	1.62
Loans held for sale	19,013	459	3.22	17,292	498	3.84
Total interest-earning assets	26,764,645	$879,792	4.36%	25,248,971	$781,394	4.09%
Non-interest-earning assets	1,872,632			1,645,331
Total Assets	$28,637,277			$26,894,302

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,261,060	$—	—%	$4,177,004	$—	—%
Health savings accounts	6,213,150	9,150	0.20	5,508,325	8,152	0.20
Interest-bearing checking, money market and savings	9,050,853	40,622	0.60	9,172,498	25,399	0.37
Certificates of deposit	3,290,044	48,219	1.96	2,710,917	29,227	1.44
Total deposits	22,815,107	97,991	0.57	21,568,744	62,778	0.39

Securities sold under agreements to repurchase and other borrowings	918,864	13,227	1.90	824,203	10,722	1.72
Federal Home Loan Bank advances	1,084,332	22,467	2.73	1,288,410	23,437	2.40
Long-term debt (a)	441,329	15,021	4.63	225,863	8,288	4.89
Total borrowings	2,444,525	50,715	2.75	2,338,476	42,447	2.40
Total interest-bearing liabilities	25,259,632	$148,706	0.78%	23,907,220	$105,225	0.59%
Non-interest-bearing liabilities	353,346			228,892
Total liabilities	25,612,978			24,136,112

Preferred stock	145,037			145,078
Common shareholders' equity	2,879,262			2,613,112
Total shareholders' equity	3,024,299			2,758,190
Total Liabilities and Shareholders' Equity	$28,637,277			$26,894,302
Tax-equivalent net interest income		731,086			676,169
Less: tax-equivalent adjustments		(7,209)			(6,619)
Net interest income		$723,877			$669,550
Net interest margin			3.62%			3.54%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Loan and Lease Balances (actual):
Commercial non-mortgage	$5,887,119	$5,948,388	$5,811,309	$5,755,832	$5,724,405
Asset-based lending	1,122,765	1,077,118	1,039,633	969,171	969,045
Commercial real estate	5,398,084	5,224,382	4,991,825	4,927,145	4,771,325
Residential mortgages	4,873,726	4,718,704	4,631,787	4,416,637	4,415,063
Consumer	2,269,952	2,301,291	2,339,736	2,396,704	2,441,181
Total Loan and Lease Balances	19,551,646	19,269,883	18,814,290	18,465,489	18,321,019
Allowance for loan and lease losses	(209,152)	(211,671)	(211,389)	(212,353)	(211,832)
Loans and Leases, net	$19,342,494	$19,058,212	$18,602,901	$18,253,136	$18,109,187

Loan and Lease Balances (average):
Commercial non-mortgage	$5,933,221	$5,914,710	$5,776,334	$5,754,153	$5,597,831
Asset-based lending	1,138,189	1,049,403	1,016,069	964,575	944,120
Commercial real estate	5,312,403	5,079,415	4,930,035	4,862,419	4,620,741
Residential mortgages	4,802,497	4,662,033	4,415,434	4,419,826	4,434,056
Consumer	2,286,983	2,324,717	2,371,302	2,423,414	2,464,094
Total Loan and Lease Balances	19,473,293	19,030,278	18,509,174	18,424,387	18,060,842
Allowance for loan and lease losses	(213,130)	(210,719)	(214,966)	(214,453)	(208,102)
Loans and Leases, net	$19,260,163	$18,819,559	$18,294,208	$18,209,934	$17,852,740

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Nonperforming loans and leases:
Commercial non-mortgage	$64,197	$56,340	$66,754	$62,265	$58,366
Asset-based lending	9,165	184	218	224	1,066
Commercial real estate	12,810	10,413	7,449	8,243	7,255
Residential mortgages	43,733	48,104	49,267	49,069	49,348
Consumer	32,794	33,015	35,245	34,949	36,621
Total nonperforming loans and leases	$162,699	$148,056	$158,933	$154,750	$152,656

Other real estate owned and repossessed assets:
Commercial non-mortgage	$544	$1,307	$861	$407	$83
Residential mortgages	1,912	2,012	2,769	4,679	3,944
Consumer	1,561	1,872	1,868	1,781	1,284
Total other real estate owned and repossessed assets	$4,017	$5,191	$5,498	$6,867	$5,311
Total nonperforming assets	$166,716	$153,247	$164,431	$161,617	$157,967

Past due 30-89 days:
Commercial non-mortgage	$5,384	$4,438	$19,152	$2,615	$6,186
Asset-based lending	—	—	—	—	—
Commercial real estate	1,433	2,665	2,283	1,514	2,746
Residential mortgages	13,445	10,844	12,865	12,789	14,499
Consumer	15,217	13,949	16,174	17,324	15,631
Total past due 30-89 days	35,479	31,896	50,474	34,242	39,062
Past due 90 days or more and accruing	92	410	—	104	139
Total past due loans and leases	$35,571	$32,306	$50,474	$34,346	$39,201

Five Quarter Changes in the Allowance for Loan and Lease Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Beginning balance	$211,671	$211,389	$212,353	$211,832	$207,322
Provision	11,300	11,900	8,600	10,000	10,500
Charge-offs:
Commercial non-mortgage	11,291	5,657	7,837	10,239	876
Asset-based lending	—	—	—	289	—
Commercial real estate	32	2,473	973	22	1,922
Residential mortgages	872	2,154	251	910	874
Consumer	3,765	4,098	3,972	4,384	4,863
Total charge-offs	15,960	14,382	13,033	15,844	8,535
Recoveries:
Commercial non-mortgage	173	464	569	2,993	376
Asset-based lending	—	—	229	21	66
Commercial real estate	3	33	6	7	143
Residential mortgages	356	295	178	1,137	133
Consumer	1,609	1,972	2,487	2,207	1,827
Total recoveries	2,141	2,764	3,469	6,365	2,545
Total net charge-offs	13,819	11,618	9,564	9,479	5,990
Ending balance	$209,152	$211,671	$211,389	$212,353	$211,832

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures ____ ___
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Efficiency ratio:
Non-interest expense (GAAP)	$179,894	$180,640	$175,686	$174,759	$178,783
Less: Foreclosed property activity (GAAP)	(128)	(55)	(253)	191	(309)
Intangible assets amortization (GAAP)	961	962	962	962	961
Other expenses (non-GAAP)	1,750	—	7	320	2,959
Non-interest expense (non-GAAP)	$177,311	$179,733	$174,970	$173,286	$175,172
Net interest income (GAAP)	$240,539	$241,787	$241,551	$237,131	$230,372
Add: Tax-equivalent adjustment (non-GAAP)	2,436	2,435	2,338	2,407	2,172
Non-interest income (GAAP)	69,931	75,853	68,612	73,163	72,284
Other (non-GAAP)	350	354	342	282	308
Less: Gain on the sale of banking centers (GAAP)	—	—	—	4,596	—
Income (non-GAAP)	$313,256	$320,429	$312,843	$308,387	$305,136
Efficiency ratio (non-GAAP)	56.60%	56.09%	55.93%	56.19%	57.41%

Return on average tangible common shareholders' equity:
Net income (GAAP)	$93,865	$98,649	$99,736	$98,838	$99,673
Less: Preferred stock dividends (GAAP)	1,968	1,969	1,969	1,969	1,968
Add: Intangible assets amortization, tax-effected (GAAP)	759	760	760	760	759
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$92,656	$97,440	$98,527	$97,629	$98,464
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$370,624	$389,760	$394,108	$390,516	$393,856
Average shareholders' equity (non-GAAP)	$3,118,691	$3,016,541	$2,935,653	$2,853,176	$2,796,809
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets (non-GAAP)	561,715	562,679	563,646	564,601	565,559
Average tangible common shareholders' equity (non-GAAP)	$2,411,939	$2,308,825	$2,226,970	$2,143,538	$2,086,213
Return on average tangible common shareholders' equity (non-GAAP)	15.37%	16.88%	17.70%	18.22%	18.88%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued) ___ ___

	At or for the Three Months Ended
(In thousands, except per share data)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
Tangible equity:
Shareholders' equity (GAAP)	$3,152,394	$3,065,217	$2,966,255	$2,886,515	$2,816,198
Less: Goodwill and other intangible assets (GAAP)	561,252	562,214	563,176	564,137	565,099
Tangible shareholders' equity (non-GAAP)	$2,591,142	$2,503,003	$2,403,079	$2,322,378	$2,251,099
Total assets (GAAP)	$29,895,100	$28,942,043	$28,238,129	$27,610,315	$27,346,317
Less: Goodwill and other intangible assets (GAAP)	561,252	562,214	563,176	564,137	565,099
Tangible assets (non-GAAP)	$29,333,848	$28,379,829	$27,674,953	$27,046,178	$26,781,218
Tangible equity (non-GAAP)	8.83%	8.82%	8.68%	8.59%	8.41%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,591,142	$2,503,003	$2,403,079	$2,322,378	$2,251,099
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity (non-GAAP)	$2,446,105	$2,357,966	$2,258,042	$2,177,341	$2,106,062
Tangible assets (non-GAAP)	$29,333,848	$28,379,829	$27,674,953	$27,046,178	$26,781,218
Tangible common equity (non-GAAP)	8.34%	8.31%	8.16%	8.05%	7.86%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,446,105	$2,357,966	$2,258,042	$2,177,341	$2,106,062
Common shares outstanding	92,034	92,007	92,125	92,247	92,230
Tangible book value per common share (non-GAAP)	$26.58	$25.63	$24.51	$23.60	$22.83

Core deposits:
Total deposits	$23,280,665	$22,598,778	$22,750,928	$21,858,845	$21,997,623
Less: Certificates of deposit	3,249,860	3,291,617	3,273,120	2,961,564	2,746,884
Brokered certificates of deposit	5,705	41,376	81,507	234,982	348,368
Core deposits (non-GAAP)	$20,025,100	$19,265,785	$19,396,301	$18,662,299	$18,902,371